UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2007
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26224 (Commission File Number)	51-0317849 (IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ (Address of Principal Executive Offices)	08536 (Zip Code)
Registrant’s telephone number, including area code: (609) 275-0500
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On June 12, 2007, Stuart M. Essig entered into a Stock Sale Plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 10b5-1, corporate insiders may adopt a prearranged plan or contract for the sale of company securities under specified conditions and times.
Mr. Essig, President and Chief Executive Officer and a director of Integra LifeSciences Holdings Corporation (the “Company”), has authorized Piper Jaffray & Co. to sell on his behalf up to 223,163 shares of the Company’s Common Stock at specified increasing price levels ranging from $52.00 per share to $64.00 per share. The sales should occur before December 31, 2008. Shares of Common Stock to be sold under the Stock Sale Plan are owned by Mr. Essig. The Stock Sale Plan terminates when the number of shares of Common Stock sold pursuant to the plan total 223,163 shares or when earlier terminated in accordance with the Stock Sale Plan.
Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company nor to report modifications, terminations, transactions or other activities under such plans.
The information in this Current Report on Form 8-K is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
Date: June 13, 2007	By:	/s/ Stuart M. Essig
Stuart M. Essig
		Title:	President and Chief Executive Officer